                            SCHEDULE 14C INFORMATION

      INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Information Statement       [ ] Confidential, for Use of
[X]  Definitive Information Statement            the Commission Only (as
                                                 permitted by Rule 14c-5(d)(2))


                         AMERICAN PHOENIX GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
  (Name of Person(s) Filing Information Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                          AMERICAN PHOENIX GROUP, INC.
                             930 East Arques Avenue
                        Sunnyvale, California 94086-4552


                              INFORMATION STATEMENT



    This Information Statement is furnished by the Board of Directors of American Phoenix Group, Inc., a Delaware corporation (the "Company"), to inform the stockholders of the Company of stockholders' approval of an amendment to the Company's Certificate of Incorporation changing the Company's name to "TAL Wireless Networks, Inc." This Information Statement and the accompanying materials will be mailed on or about April 30, 1997 to holders of record of Common Stock, par value $.001 ("Common Stock") and to holders of record of Series A through D Preferred Stock, par value $01 (collectively, the "Preferred Stock"), of the Company as of the record date. The record date for determining stockholders entitled to receive this Information Statement has been established as the close of business on March 17, 1997. On that date, the Company had outstanding and entitled to vote 28,846,076 shares of Common Stock and 8,000,000 shares of Preferred Stock which is entitled to vote together with the Common Stock on the matters set forth herein.

        During February 1997, holders of 15,289,551 shares of Common Stock and 5,221,463 shares of Preferred Stock (or 55.7% of the total entitled to vote on the matter set forth herein) consented in writing without a meeting to the matter set forth herein. As a result, the corporate action was approved by the majority required by law and no further votes will be needed.





                    WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY

                                   THE COMPANY

INTRODUCTION

        American Phoenix Group, Inc., a Delaware corporation ("American Phoenix" or the "Company") was incorporated in Delaware in May 1994 under the name Kushi Macrobiotics Corp. The Company is primarily engaged in providing, through local affiliates, wireless data communications services to customers who are located principally in developing economies thereby taking advantage of the increasing demand for alternatives to wire line services in those locations.

        The Company was initially engaged in the business of marketing premium macrobiotic food products. Because the Company's marketing strategies were unsuccessful, it determined to abandon this business and search for a suitable merger or acquisition candidate. As a result of its search efforts, effective September 26, 1996, the Company emerged as the surviving entity in a merger with American Phoenix Group, Inc., a Nevada corporation, and adopted that company's name. Immediately prior to consummation of the merger, the Company spun off its food business to its stockholders.

        During February 1997, holders of 15,289,551 shares of Common Stock and 5,221,463 shares of Preferred Stock (or 55.7% of the total entitled to vote on the matters enumerated herein) consented in writing without a meeting to (i) effectuate a one for two reverse stock split of the Company's currently issued and outstanding Common Stock, (ii) increase the number of shares of Common Stock the Company is authorized to issue to 100,000,000, (iii) increase the number of shares of Preferred Stock the Company is authorized to issue to 60,000,000, and
(iv) change the Company's name to TAL Wireless Networks, Inc. The first three amendments will not be implemented until the Company sends out to its stockholders an information statement specifically relating to such matters. The Company intends to distribute said information statement as soon as it satisfies the applicable rules and regulations to clarify and update certain disclosures and financial statements required to be included therein. Therefore, this information statement only relates to the Company's change of name to "TAL Wireless Networks, Inc."

TAAL SHARE EXCHANGE

        General

        In November 1996, pursuant to an Agreement and Plan of Reorganization (the "TAAL Agreement"), the Company purchased all issued and outstanding shares of Tetherless Access Asia Limited, an Australian company ("TAAL"), in consideration for the issuance of Common Stock and Preferred Stock giving the shareholders of TAAL (the "TAAL Shareholders") control of the Company (the "Share Exchange"). In connection with this transaction, the Company sold substantially all of its assets. It is currently expected that the proceeds of these sales will be used for the financing of the Company's business. TAAL and American Phoenix are together hereinafter sometimes referred to as the "Company."

        Issuance of Securities

        Under the TAAL Agreement, the TAAL Shareholders were issued 4,000,000 shares of Common Stock and an aggregate of 8,000,0000 shares of Preferred Stock (the "Preferred Stock") in four series. Each share of Preferred Stock in each series is automatically convertible, unless converted earlier at the discretion of the Board of Directors, into three shares of Common Stock, as follows: Series A on June 1, 1997; Series B on June 1, 2000; Series C December 1, 2000; and Series D on June 1, 2001. The Preferred Stock has voting rights on an as converted basis and will vote together with the holders of the Common Stock. The number of shares of Preferred Stock issuable under the TAAL Agreement and the number of shares of Common Stock issuable upon conversion of the Preferred Stock have been adjusted for a contemplated one for two reverse stock split. As a result of the TAAL Agreement and the stock issuances thereunder, the TAAL Shareholders acquired absolute control of the affairs of the Company.

        In connection with the issuance of the Preferred Stock, the TAAL Shareholders have each agreed to waive the right to cast more than one vote per share of Preferred Stock until the implementation of an amendment to the Company's certificate of incorporation increasing the shares of Preferred Stock the Company is authorized to issue. Immediately upon the increase in the authorized number of shares of Preferred Stock, the Company will issue an additional 16,000,000 shares of Preferred Stock. In addition, the Company will amend the terms of the Preferred Stock to provide that each share of Preferred Stock will be convertible into one share of Common Stock and, accordingly, will carry one vote. As a result, the TAAL Shareholders will become the beneficial owners of an aggregate of 24,000,000 shares of Preferred Stock.

        Reconstitution of the Board; Management Matters

        The parties to the TAAL Agreement agreed that the TAAL Shareholders would be entitled to designate a majority of the members of the Board of Directors of the Company. Of the current members of the Board, Messrs. Davis and Hubbard will remain on the Board. Messrs. DiCarlo and France have resigned their board membership. Richard Redett and Timothy Todhunter have been elected by the remaining board members to fill the vacancies created by the resignation of Messrs. DiCarlo and France. In addition, it is anticipated that John Vargo will be elected to the Board upon the Company meeting the shareholder information requirements of Rule 14(f) promulgated under the Securities Exchange Act of 1934, as amended. Also, Messrs. Vargo and Redett have been appointed the Company's Chief Executive Officer and acting Chief Financial Officer, respectively. See "Management."

NASDAQ APPLICATION

        On March 17, 1997, the Company was notified that, pending complete review of its initial listing application, effective March 18, 1997, the Company's securities would not continue to be listed on the Nasdaq SmallCap Market ("Nasdaq") due to various concerns expressed in Nasdaq's notification to the Company. The Company wishes to summarize Nasdaq's principal concerns and set forth its responses thereto.

        Nasdaq expressed concerns that the transactions involving the dispositions of the Company's assets in connection with the Share Exchange were not at "arms-length" and were not "in accordance with just and equitable principles of trade." The Company strongly disagrees and believes that during the course of the pending review it will demonstrate to Nasdaq that the transactions were at arms length. The Company's decision regarding the dispositions of its assets was reached by the unanimous vote of the directors who had no interest in the assets being disposed of or the companies purchasing the assets.

        Nasdaq expressed concern about an alleged "lack of fully audited financial statements." Audited financial statements of the Company and of TAAL have been provided as at June 30, 1996. The audited financial statements of TAAL were prepared in accordance with applicable Australian accounting principles, rather than U.S. generally accepted accounting principles ("GAAP"). TAAL is an Australian company based in Melbourne, Australia, and the financial statements were prepared prior to the completion of the Share Exchange. The Company is advised by its auditors that GAAP is substantially similar to applicable Australian accounting principles. The financial statements contained in the Company's Quarterly Report on Form 10-QSB report for the three and six months ended December 31, 1996 were prepared in accordance with GAAP and all of the Company's future financial statements will be prepared in accordance with GAAP.

        Nasdaq expressed concern that the Company is not currently in compliance with the initial inclusion bid price requirement of $3 per share. In the 86 trading days commencing with the Share Exchange until March 17, 1997, the bid price exceeded $3 per share for 61 trading days. The Company has publicly announced its intention to implement a one for two reverse split of its stock. The Company believes that, upon implementation of the reverse split, the bid price requirement of $3 per share will be satisfied.

        Nasdaq expressed concern regarding certain individuals with "disciplinary histories" who were previously associated or had relationships with the Company. All of these individuals have resigned their positions or terminated their relationships with the Company, as the case may be.

    As a result of the Nasdaq proceedings, the Company's Common Stock and Redeemable Warrants are currently traded on the OTC Bulletin Board under the symbols APHX and APHXW, respectively.

                     AMENDMENT TO ARTICLES OF INCORPORATION

        The Board of Directors of the Company and the holders of a majority of the shares entitled to vote thereon have adopted by written consent in lieu of a meeting a proposal declaring advisable an amendment to the Articles of Incorporation of the Company to change the Company's name to TAL Wireless Networks, Inc. (the "Amendment"). The Amendment will become effective upon the filing of a certificate of amendment to the Company's certificate of incorporation with the Delaware Secretary of State. It is anticipated that the filing will take place on or about May 20, 1997.

CHANGE OF NAME

        As a result of the Share Exchange, the Company will be controlled by the TAAL Shareholders. In addition, it is engaged in TAAL's business. To more accurately reflect its new business, the Board of Directors and a majority of the shares entitled to vote thereon have determined that the Company should change its name to "TAL Wireless Networks, Inc."

VOTE REQUIRED

        Under Delaware law any amendments to the Company's certificate of incorporation require the affirmative vote or consent of a majority of the shares entitled to vote thereon. Shares entitled to vote on the change of name set forth herein include the Common Stock and the Preferred Stock which votes together with the Common Stock. The required majority was obtained by written consent in lieu of a meeting and no further votes will therefore be required. The Board of Directors does not intend to solicit any proxies or consents from any other stockholders in connection with this action.

        STOCKHOLDERS ARE URGED TO READ THE AMENDMENT, THE TEXT OF WHICH IS ATTACHED AS ATTACHMENT A TO THIS INFORMATION STATEMENT.

                                   MANAGEMENT


OFFICERS AND DIRECTORS

    The following sets forth the name and age, present position(s) with the Company, principal business occupations and committee service for the last five years of each person who is presently a director or executive officer of the Company.

NAME                                  AGE           POSITION
----                                  ---           --------
John R. Vargo                         42            Chief Executive Officer*
Richard J. Redett                     51            Chairman, acting Chief Financial Officer and Secretary
John Davis                            41            Director
Jay W. Hubbard                        72            Director
Timothy L. Todhunter                  63            Director

--------------

         *    Mr. Vargo is expected to join the Company on May 5, 1997.

         John Vargo was appointed the Company's Chief Executive Officer in April 1997. In November 1995, Mr. Vargo founded Innoventures, an international telephony, satellite and wireless communications technology consulting firm. From 1992 until 1995, Mr. Vargo was President of Plexsys International Corporation, a designer, manufacturer and supplier of cellular technology to emerging and rural markets worldwide. Prior thereto, he served as Vice President of Business Development and Planning in the World Systems Intelsat Satellite Services Group of Comsat Corporation. In 1990 Mr. Vargo was appointed head of Comsat International Ventures Group, in which capacity he was responsible for the development and operation, through joint ventures with local telephone companies, of satellite communications services and systems. From 1983 to 1989, he was Director of International Development at Sprint Communications Company, where he was instrumental in establishing the interconnect agreements and network capabilities required to extend voice services internationally. He currently serves on the Board of the Telecommunications Industry Association and as Vice President of its International Committee. Mr. Vargo holds a an MBA and a B.S. in Business and Economics from Lehigh University.

         John Davis has been a director of the Company since 1996. He has practiced as an attorney in Australia for the past 18 years and has specialized in commercial and tax jurisdictions. He has also been a Director and Chief Executive Officer of Kamisha Corporation Limited, a licensed securities dealer in Australia, since 1988. Mr. Davis is on the Board of various other companies which are active in managed futures, property syndication, agribusiness, finance and technology industries.

         Jay W. Hubbard has been a director of the Company since 1996. He is a native of California, who served in the United States Marine Corps. from 1940 to 1975 as an Infantry Officer (WWII) and as a Fighter Attach Pilot (Korean and Vietnam Wars). Mr. Hubbard retired as Brigadier General in December 1972. Mr. Hubbard is a graduate of the National War college and holds an M.S. in International Affairs from The George Washington University. He has post-military experience in residential development and served as a Consultant-Interim Chief Executive Officer/Chief Operating Officer steering public companies through Chapter 11 reorganizations.

         Richard Redett was elected to the Board in April 1997. He has been the Chief Financial Officer and the Secretary since March 1997. He was the founder and has been a principal of The Redett Management Group, a corporate consulting firm specialized in corporate turnarounds, mergers and acquisitions and debt restructuring, since its inception in 1978. Prior thereto, he held executive positions with Danis Industries Corporation and was a management consultant with Deloitte & Touche LLP. Mr. Redett holds a Bachelor of Science in Industrial Management and an MBA from the University of Cincinnati.

         Timothy Todhunter was elected to the Board in April 1997. He was a director TAAL prior to the consummation of the Share Exchange. In addition, he has been the Chairman of Access Systems Pty Ltd, a multimedia software company, since 1994, and a director of the following entities: The Australia Institute, a policy research organization, since 1995, Australian Retirement Fund, since 1990, Hotel Leisure and Tourism Trust of Australia, a trust engaged in developing and managing assets in the leisure and tourism industry, of which he has been Chairman since its inception in 1996, JGL Investments Group Retirement Fund since 1990, ISPT Pty Ltd, a real estate holding company since 1994. Mr. Todhunter was the President of the Council of Textile and Fashion Industries of Australia from 1993 until 1996. Mr. Todhunter holds a Masters degree from Cambridge University, England, and is a fellow at the Australian Institute of Management.


         Sunnyvale, California
              Dated: April 28, 1997

                                                                    ATTACHMENT A

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                          AMERICAN PHOENIX GROUP, INC.

         It is hereby certified that:

         FIRST: The present name of the corporation (the "Corporation") is American Phoenix Group, Inc.

         SECOND: The Corporation wishes to change its name and to that end amends Article 1 of the Certificate of Incorporation of the Corporation is hereby amended to read as follows:

         "The name of the Corporation is Tal Wireless Networks, Inc."

         THIRD: The foregoing Amendment was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, American Phoenix Group, Inc. has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer, under penalty of perjury, this ___ day of ____________, 1997.


         ___________________________________
         Authorized Officer